SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2007

Nu Horizons Electronics Corp.
(Exact name of registrant as specified in its charter)

DELAWARE	1-8798	11-2621097
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

70 Maxess Road, Melville, New York		11747
(Address of principal executive offices)		(Zip Code)

(631) 396-5000
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ÿ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ÿ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ÿ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ÿ Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

In a press release dated October 2, 2007, the Registrant disclosed that it would be unable to file its Quarterly Report on Form 10-Q for the quarter ended August 31, 2007 by the required filing date. As a result of its failure to file such Quarterly Report, the Registrant received a Nasdaq Staff Determination on October 12, 2007 indicating that the Registrant failed to comply with the filing requirements for continued listing set forth in Marketplace Rule 4310(c)(14) and that its securities are therefore subject to delisting from the Nasdaq Global Market. The Registrant anticipates that it will request and participate in a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination. There can be no assurance that the Panel will grant the Registrant's request for continued listing.

On October 12, 2007, the Registrant issued a press release with respect to the foregoing, a copy of which is filed as an exhibit hereto.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

The following exhibits are filed herewith:

Exhibit No.  Description

99.1   Press release dated October 12, 2007

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Nu Horizons Electronics Corp..
(Registrant)

Date: October 12, 2007	By: /s/ Kurt Freudenberg
Name: Kurt Freudenberg
Title: Executive Vice President and
Chief Financial Officer